                                                                 EXHIBIT (99)c


                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C. 20549
                                _______________


                                   FORM 11-K

                                _______________


[X]   Annual report pursuant to Section 15(d) of the Securities
      Exchange Act of 1934

      For the fiscal year ended December 31, 1994

                                OR

[ ] Transition report pursuant to Section 15(d) of the Securities Exchange Act of 1934

For the transition period from __________ to ____________

Commission file number 1-5152

      A. Full title of the plan and the address of the plan if different from that of the issuer named below:

                    UTAH POWER & LIGHT COMPANY
             EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                           OF PACIFICORP

      B. Name of issuer of the securities held pursuant to the plan and the address of its principal executive office:

                            PACIFICORP
                  700 N.E. MULTNOMAH, SUITE 1600
                   PORTLAND, OREGON  97232-4116

                             REQUIRED INFORMATION

                                                                    Page No.
                                                                    ________



1.    Independent Auditors' Report                                    3-4

2.    Statements of Net Assets Available for
        Benefits at December 31, 1994 and 1993                        5-6

3.    Statements of Changes in Net Assets
        Available for Benefits for the Years
        Ended December 31, 1994 and 1993                              7-8

4.    Notes to Financial Statements                                  9-16

5.    Supplemental Schedules as of December 31, 1994
        and for the year then ended:
        Item 30a - Schedule of Assets Held for
         Investment Purposes                                           17
        Item 30d - Schedule of Reportable Transactions                 18


                                  * * * * * *

      The following supplemental schedules required to be included with financial statements in connection with Form 5500 filed with the Department of Labor are not included herein because of the absence of conditions under which they are required:

      Item 30b - Schedule of Loans or Fixed Income Obligations
      Item 30c - Schedule of Leases in Default or Classified as
                         Uncollectible
      Item 30e and f - Schedule of Nonexempt Transactions

INDEPENDENT AUDITORS' REPORT
____________________________

Utah Power & Light Company
Employee Savings and Stock Purchase
Plan of PacifiCorp:

We have audited the accompanying statements of net assets available for benefits of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) as of December 31, 1994 and 1993, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such financial statements present fairly, in all material respects, the net assets available for benefits of the Plan at December 31, 1994 and 1993, and the changes in net assets available for benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules, listed in the table of contents, are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental information by fund in the statements of net assets available for benefits and the statements of changes in net assets available for benefits is presented for the purpose of additional analysis rather than to present the net assets available for benefits and changes in the net assets available for benefits of the individual funds. The supplemental schedules and supplemental information by fund are the responsibility of the Plan's management. Such supplemental schedules and supplemental information by fund have been subjected to the auditing procedures applied in our audits of the basic financial statements and, in our opinion, are fairly stated in all material respects when considered in relation to the basic financial statements taken as a whole.





DELOITTE & TOUCHE LLP
Salt Lake City, Utah
April 14, 1995

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1994



                                                               SUPPLEMENTAL INFORMATION BY FUND
                                                 __________________________________________________________________________

         ASSETS                        TOTAL        BASIC      FUND I      FUND  II     FUND III     FUND IV        LOAN
         ______                    ____________  ___________  __________  __________  __________   ___________   __________
INVESTMENTS (stated at fair
  value) (Notes 1, 2, and 3):
  PacifiCorp common stock.......   $ 94,474,585  $85,495,057  $8,979,528  $        -  $        -    $      -     $        -
  Other.........................     17,328,930            -           -   6,309,953   5,468,470     550,031      5,000,476
                                   ____________  ___________  __________  __________  __________   _________     __________
             Total Investments..    111,803,515   85,495,057   8,979,528   6,309,953   5,468,470     550,031      5,000,476

RECEIVABLES - Contributions.....         30,308       20,999         925       1,855       6,239         290              -

CASH............................            900        2,550          52         141      (1,884)         41              -
                                   ____________  ___________  __________  __________  __________   _________     __________

             Total Assets.......    111,834,723   85,518,606   8,980,505   6,311,949   5,472,825     550,362      5,000,476
                                   ____________  ___________  __________  __________  __________   _________     __________

         LIABILITIES
         ___________

MANAGEMENT FEES PAYABLE.........         14,863            -           -      13,671           -       1,192              -
                                   ____________  ___________  __________  __________  __________   _________     __________
             Total Liabilities..         14,863            -           -      13,671           -       1,192              -
                                   ____________  ___________  __________  __________  __________   _________     __________

NET ASSETS AVAILABLE
FOR BENEFITS....................   $111,819,860  $85,518,606  $8,980,505  $6,298,278  $5,472,825   $ 549,170     $5,000,476
                                   ____________  ___________  __________  __________  __________   _________     __________
                                   ____________  ___________  __________  __________  __________   _________     __________



                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                      STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                                     DECEMBER 31, 1993



                                                                       SUPPLEMENTAL INFORMATION BY FUND
                                                 ___________________________________________________________________________

         ASSETS                        TOTAL        BASIC       FUND I      FUND  II      FUND III    FUND IV        LOAN
         ______                     ___________  ___________  ___________  __________   __________  __________   ___________
INVESTMENTS (stated at fair
  value) (Notes 1, 2 and 3):
  PacifiCorp common stock.......   $ 88,873,631  $80,333,288  $8,540,343   $        -   $        -  $        -    $        -
  Other.........................     15,921,077            -           -    5,787,341    5,026,256     354,191     4,753,289
                                   ____________  ___________  __________   __________   __________  __________    __________

             Total Investments..    104,794,708   80,333,288   8,540,343    5,787,341    5,026,256     354,191     4,753,289

RECEIVABLES - Contributions.....         24,044       20,678       2,213          683          459          11             -

CASH............................            877          773          86            8            8           2             -
                                   ____________  ___________  __________   __________   __________  __________    __________

             Total Assets.......    104,819,629   80,354,739   8,542,642    5,788,032    5,026,723     354,204     4,753,289
                                   ____________  ___________  __________   __________   __________  __________    __________

        LIABILITIES
        ___________

MANAGEMENT FEES PAYABLE.........         13,516            -           -       12,736            -         780             -
                                    ___________  ___________  __________   __________   __________   _________    __________
             Total Liabilities..         13,516            -           -       12,736            -         780             -
                                    ___________  ___________  __________   __________   __________  __________    __________

NET ASSETS AVAILABLE
FOR BENEFITS....................   $104,806,113  $80,354,739  $8,542,642   $5,775,296   $5,026,723   $ 353,424    $4,753,289
                                    ___________  ___________  __________   __________   __________  __________    __________
                                    ___________  ___________  __________   __________   __________  __________    __________



                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1994

                                                              SUPPLEMENTAL INFORMATION BY FUND
                                                _________________________________________________________________________

                                      TOTAL        BASIC       FUND I      FUND II     FUND III     FUND IV       LOAN
                                  ____________  ___________  __________  __________  __________  ____________  __________
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income (Loss)(Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp......... $  5,210,831  $ 4,712,462  $  498,369  $        -  $        -  $        -    $      -
    Interest and Other Income....      768,328       11,597       1,080           -     370,938           -     384,713
    Net Appreciation (Depreciation)
     in Fair Value of Investments   (4,874,118)  (4,489,584)   (468,695)     83,467           -         694           -
                                  ____________  ___________  __________  __________  __________   __________  _________

          Total Investment
           Income................    1,105,041      234,475      30,754      83,467     370,938         694     384,713
                                  ____________  ___________  __________  __________  __________   __________  _________

  Contributions (Note 1):
    Participating Employees......    6,160,174    4,291,180     797,046     583,781     325,926     162,241           -
    Company......................    3,647,503    3,647,503           -           -           -           -           -
                                  ____________  ___________  __________  __________  __________   __________  _________

          Total Contributions....    9,807,677    7,938,683     797,046     583,781     325,926     162,241           -
                                  ____________  ___________  __________  __________  __________   __________  _________

  Fund Transfers - Net...........            -            -     (96,594)    146,211     (88,386)     38,769           -
  Loans - Net (Notes 1 and 2)....            -      210,283     (12,836)    (71,140)    (29,583)     10,339    (107,063)
                                  ____________  ___________  __________  __________  __________   __________  _________

          Total Additions........   10,912,718    8,383,441     718,370     742,319     578,895     212,043     277,650
                                  ____________  ___________  __________  __________  __________  __________   _________

DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4)................   3,566,519    3,018,170     259,870     160,545     116,345      11,589           -
  Transfer to PacifiCorp K Plus
   (Note 1).......................     275,609      201,404      20,637       6,092      16,448         565      30,463
  Administrative Expenses (Note 1)      56,843            -           -      52,700           -       4,143           -
                                  ____________  ___________  __________  __________  __________   __________  _________

          Total Deductions.......    3,898,971    3,219,574     280,507     219,337     132,793      16,297      30,463
                                  ____________  ___________  __________  __________  __________   __________  _________

NET INCREASE ....................    7,013,747    5,163,867     437,863     522,982     446,102     195,746     247,187

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1.............  104,806,113   80,354,739   8,542,642   5,775,296   5,026,723     353,424   4,753,289
                                  ____________  ___________  __________  __________  __________   __________  _________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31........... $111,819,860  $85,518,606  $8,980,505  $6,298,278  $5,472,825   $ 549,170  $5,000,476
                                  ____________  ___________  __________  __________  __________   __________  _________
                                  ____________  ___________  __________  __________  __________   __________  _________

                             See Notes to Financial Statements

                                UTAH POWER & LIGHT COMPANY
                         EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                       OF PACIFICORP

                 STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          (WITH SUPPLEMENTAL INFORMATION BY FUND)

                           FOR THE YEAR ENDED DECEMBER 31, 1993


                                                                    SUPPLEMENTAL INFORMATION BY FUND
                                                _______________________________________________________________________

                                      TOTAL        BASIC       FUND I      FUND II     FUND III    FUND IV      LOAN
                                  ____________  ___________  __________  __________  __________  __________  __________
ADDITIONS TO NET ASSETS
 ATTRIBUTED TO:
  Investment Income(Loss)(Notes 2 and 3):
    Cash Dividends on common
     stock of PacifiCorp......... $  5,140,857  $ 4,642,087  $  498,770  $        -  $        -  $        -  $        -
    Interest and Other Income....      757,799        5,029         539           -     351,399           -     400,832
    Net Appreciation(Depreciation)
     in Fair Value of Investments     (868,182)  (1,511,850)   (176,229)    785,457           -      34,440           -

                                  ____________  ___________  __________  __________  __________  __________  __________
          Total Investment
           Income...............    5,030,474    3,135,266     323,080      785,457     351,399      34,440     400,832
                                  ____________  ___________  __________  __________  __________  __________  __________

  Contributions (Note 1):
    Participating Employees......    5,883,435    4,080,132     856,009     470,204     365,825     111,265           -
    Company......................    3,468,112    3,468,112           -           -           -           -           -
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Contributions....    9,351,547    7,548,244     856,009     470,204     365,825     111,265           -
                                  ____________  ___________  __________  __________  __________  __________  __________

  Fund Transfers - Net...........            -            -     (26,017)     49,173     (84,268)     61,112           -
  Loans - Net (Notes 1 and 2)....            -      477,898     (61,335)     12,125)    (36,689)      1,989    (393,988)
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Additions........   14,382,021   11,161,408   1,091,737   1,316,959     596,267     208,806       6,844
                                  ____________  ___________  __________  __________  __________  __________  __________


DEDUCTIONS FROM NET ASSETS
 ATTRIBUTED TO:
  Participant Withdrawals
   (Notes 2 and 4)...............    3,761,649    3,034,425     339,434     201,858     181,169       4,763           -
  Transfer to PacifiCorp K Plus
   Plan (Note 1).................      540,402      373,044      62,052      64,006      20,945           -      20,355
  Administrative Expenses (Note 1)      51,334            -           -      48,694           -       2,640           -
                                  ____________  ___________  __________  __________  __________  __________  __________

          Total Deductions.......    4,353,385    3,407,469     401,486     314,558     202,114       7,403      20,355
                                  ____________  ___________  __________  __________  __________  __________  __________

NET INCREASE (DECREASE)..........   10,028,636    7,753,939     690,251   1,002,401     394,153     201,403     (13,511)

NET ASSETS AVAILABLE FOR
 BENEFITS, JANUARY 1.............   94,777,477   72,600,800   7,852,391   4,772,895   4,632,570     152,021   4,766,800
                                  ____________  ___________  __________  __________  __________  __________  __________
NET ASSETS AVAILABLE FOR
 BENEFITS, DECEMBER 31........... $104,806,113  $80,354,739  $8,542,642  $5,775,296  $5,026,723  $  353,424  $4,753,289
                                  ____________  ___________  __________  __________  __________  __________  __________
                                  ____________  ___________  __________  __________  __________  __________  __________

                             See Notes to Financial Statements

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP


                         NOTES TO FINANCIAL STATEMENTS



1.  DESCRIPTION OF THE PLAN

      General
      _______

      The Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the Plan) is a qualified defined contribution plan under
Section 401(k) of the Internal Revenue Code and is exempt from Federal income taxes. The employee's tax liability is deferred until the employee receives distributions from the Plan. This deferral applies to the income of the Plan, the contributions of PacifiCorp (the Company) and the before-tax contributions of the employee. The Plan complies with the requirements of the Employee Retirement Income Security Act of 1974, as amended.

     The Plan permits participants, at their election, to make supplemental, tax-deferred contributions to one or more of the separate investment funds as permitted by Section 401(k) of the Internal Revenue Code. Each participant's annual combined tax-deferred contributions to the Plan may not exceed $9,240 for 1995 and 1994, as permitted by the Internal Revenue Service regulations. The Plan also permits participants to borrow from their before-tax employee contribution accounts and the Company matching portion of the participant's before-tax accounts. The Plan Committee approves all loans and determines related interest rates. Payroll deductions are required to repay the loans which must be repaid within five years, except in the case of loans used to acquire or construct a principal residence, which loans may be repaid over a period not to exceed twenty years. Loans must be repaid in full at the time of retirement or termination.

     The Plan has received determination letters from the Internal Revenue Service stating the Plan is a qualified employee benefit plan. The date of the most recent of such letters is February 25, 1994.

     The cost of administration of the Plan is paid by both the Plan and the Company.

     Eligibility
     ___________

     All bargaining unit Company employees represented by IBEW Local 57 who complete one year of service (defined as a 12-month period within which an employee has completed not less than 1,000 hours of service) may participate in the Plan. For employees who are transferred to IBEW Local 57, prior service with PacifiCorp or any other PacifiCorp division, subsidiary, or affiliate shall be included for determining eligibility for participation. As of December 31, 1994 and 1993, there were 2,393 and 2,432 employees and 319 and 335 former employees participating in the Plan for a total of 2,712 and 2,767, respectively.

     Non-bargaining unit employees and Utah Power bargaining unit employees who transfer from IBEW Local 57 to other PacifiCorp bargaining units or non-bargaining unit positions will have their accounts in the Plan transferred to the PacifiCorp K Plus Employee Savings and Stock Ownership Plan (the PacifiCorp K Plus Plan). During the year ended December 31, 1994 and 1993, there were 14 and 21 employees, respectively, that were transferred to the PacifiCorp K Plus Plan.


     Fund Participation
     __________________

     The number of participants in each fund at December 31, 1994 was as follows:

      Basic Fund                               2,712
      Supplemental:
        Fund I   - Company Stock Fund            678
        Fund II  - Equity Investment Fund        528
        Fund III - Fixed Income Investment Fund  378
        Fund IV - Balanced Fund                  183
        Loan Fund                                887

      Employees may participate in one or more Supplemental funds in addition to the Basic Fund.


      Investment Policy
      _________________

      Under provisions of the Plan, the Basic Fund and Fund I are invested in common stock of PacifiCorp, Fund II is invested in the Columbia Trust Company Common Stock Investment Fund, Fund III is invested in guaranteed investment contracts, Fund IV is invested in the Columbia Trust Company Balanced Investment Fund, and the Loan Fund is invested in loans to participants.

      Funding
      _______

      The source of funding for the basic portion of the Plan is employee contributions from 1% to 6% of employees' regular earnings and the Company matching contributions which are equal to 85% of employee contributions.

      The source of funding for the supplemental portion of the Plan is additional employee contributions from 1% to 10% of employees' regular earnings.

      The Company collects all employee contributions and transmits them, together with the Company contributions, to the Trustee. All such contributions and all other cash and stock received under the Plan by the Trustee are held in the trust for the exclusive benefit of the Plan participants.


      Vesting
      _______

      All contributions and earnings vest immediately.

      Termination Priorities
      ______________________

      In the event the Plan is terminated, the trust is to continue until all of the assets in the trust have been distributed to participants or their beneficiaries in accordance with the terms of the Plan in effect at the time of its termination. No part of the vested trust assets is to revert to or be recovered by the Company or be used for, or diverted to, any purpose other than for the exclusive benefit of participants and their beneficiaries.


2.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

      Basis of Presentation
      _____________________

      The Plan financial statements are prepared in accordance with generally accepted accounting principles. The accounting practices and policies are consistent with those prescribed or permitted by the Department of Labor.

      Investments
      ___________

      The investment in the Company's common stock (Basic and Fund I) is stated at fair value based on published market quotations at year end. Dividends from the common stock are accrued on the date the shares trade without dividend rights.

      The investment in Fund II is stated at fair value based on the number of units of the Columbia Trust Company Common Stock Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in Fund III is placed in guaranteed investment contracts and is stated at cost which approximates fair value.

      The investment in Fund IV is comprised of common stocks, bonds, and money market investments, and is stated at fair value based on the number of units of the Columbia Trust Company Balanced Investment Fund held by the Plan and the fair value of such units at year end. The unit value is adjusted to reflect the value of dividends received on shares of stock held by the fund.

      The investment in loans to participants (Loan Fund) is stated at the uncollected principal balances of the loans which approximates fair value.

      The temporary investment is carried at cost which approximates fair value.

      Changes in fair value of investments during each year are shown as net appreciation or depreciation in fair value of investments in the statements of changes in net assets available for benefits. Investment transactions are recorded on a trade date basis.

      Plan Withdrawals
      ________________

      Participants' withdrawals from Basic and Fund I are distributed in shares of the Company's common stock and are stated at the carrying value of the stock which approximates the fair value as of the most recent quarter end.

      Generally accepted accounting principles provide that liabilities for amounts payable to participants who have elected to withdraw from the Plan should not be recorded until paid. Accordingly, the liability due to participating employees who have elected to withdraw are not accrued (see
Note 4).


      Participants' Accounts
      ______________________

      Investments in the Company's common stock were allocated to participants' accounts based upon original cost. Net appreciation (depreciation) in fair value of all funds is allocated to participants' accounts quarterly.

3.    INVESTMENTS

      Information with respect to the Plan's investments at December 31, 1994 and 1993 are as follows:

                                      Number of                Fair
Investments                           Shares/Units            Value
___________                           ____________            ______

1994
____

PacifiCorp common stock                 5,212,391          $ 94,474,585
                                                           ____________


Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                  735,132             6,309,953

   Provident Life Insurance
    Company Guaranteed
    Investment Contract                 1,554,068             1,554,067

   Allstate Life Insurance
    Company Guaranteed
    Investment Contract                 1,788,558             1,788,558

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                 1,542,572             1,542,572

   U. S. Trust Company
    Guaranteed Investment
    Contract                              583,273               583,273


   Columbia Trust Company
    Balanced Investment Fund               85,106               550,031

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                     5,000,476             5,000,476
                                                           ____________

           Total Other                                       17,328,930
                                                           ____________


                   TOTAL                                   $111,803,515
                                                           ____________
                                                           ____________

                                      Number of                Fair
Investments                           Shares/Units            Value
___________                           ____________            ______

1993
____

 PacifiCorp common stock                4,616,812          $ 88,873,631
                                                           ____________


Other:
   Columbia Trust Company
    Common Stock Investment
    Fund                                  683,808             5,787,341

   Provident Life Insurance
    Company Guaranteed
    Investment Contract                 1,509,353             1,509,353

   Allstate Life
    Insurance Company
    Guaranteed Investment
    Contract                            1,687,639             1,687,639

   Metropolitan Insurance
    Company Guaranteed
    Investment Contract                 1,484,033             1,484,033

   First Interstate Bank
    of Utah, N.A.
    Temporary Investment
    Fund, Class B,
    No. 2 Account (9194)                  345,231               345,231

   Columbia Trust Company
    Balanced Investment Fund               54,877               354,191

   Loans to participants and
   related interest, fixed
   interest rates at prime
   plus 1% ranging from 7.0%
   to 12.5% with maturity
   dates up to 20 years,
   collateralized by participants'
   account balances                     4,753,289             4,753,289
                                                           ____________

           Total Other                                       15,921,077
                                                           ____________


                   TOTAL                                   $104,794,708
                                                           ____________
                                                           ____________

During the year ended December 31, 1994 and 1993, the Plan's investments (including investments bought, sold, and held during the year) appreciated (depreciated) in value as follows:

                                         1994                   1993
                                         ____                   ____
Investments
___________

  PacifiCorp common stock              $(4,958,279)        $(1,688,079)
  Columbia Trust Company:
    Common Stock Investment Fund            83,467              785,457
    Balanced Investment Fund                   694               34,440
                                       ___________         ____________
  Net appreciation (depreciation)
    in fair value                      $(4,874,118)        $   (868,182)
                                       ___________         ____________
                                       ___________         ____________

4.    WITHDRAWALS

In accordance with generally accepted accounting principles, the liability due to participating employees who have elected to withdraw from the Plan was not accrued on the Plan's statement of net assets available for benefits at December 31, 1994 and 1993. Participant withdrawals included in the 1994 and 1993 financial statements differ from total participant withdrawals shown on the Form 5500 for 1994 and 1993 reported to the Department of Labor as follows:

                                     Total         Basic       Fund I     Fund II     Fund III   Fund IV
                                     _____         _____       ______     _______     ________   _______
   1994
   ____
   Participants withdrawals
    shown on the 1994 statement
    of changes in net assets
    available for benefits        $3,566,519    $3,018,170    $259,870    $160,545    $116,345   $11,589
   Less: Liability due to
    participating employees
    at December 31, 1993          (1,020,172)     (812,866)    (80,311)    (78,350)    (48,645)        -
   Liability due to partici-
    pating employees at
    December 31, 1994                258,359       214,891      18,514       3,446      21,508         -
                                  __________    __________    ________    ________    ________   _______

   Total participant withdrawals
    shown on the Form 5500        $2,804,706    $2,420,195    $198,073    $ 85,640    $ 89,209   $11,589
                                  __________    __________    ________    ________    ________   _______
                                  __________    __________    ________    ________    ________   _______



                                     Total         Basic       Fund I     Fund II     Fund III   Fund IV
                                     _____         _____       ______     _______     ________   _______
   1993
   ____
   Participants withdrawals
    shown on the 1993 statement
    of changes in net assets
    available for benefits        $3,761,649    $3,034,425    $339,434    $201,858    $181,169   $4,763
   Liability due to partici-
    pating employees at
    December 31, 1993              1,020,172       812,866      80,311      78,350      48,645        -
                                  __________    __________    ________    ________    ________   ______

   Total participant withdrawals
    shown on the Form 5500        $4,781,821    $3,847,291    $419,745    $280,208    $229,814   $4,763
                                  __________    __________    ________    ________    ________   ______
                                  __________    __________    ________    ________    ________   ______

                               UTAH POWER & LIGHT
                    EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                  OF PACIFICORP

                              SUPPLEMENTAL SCHEDULE
           ITEM 30A - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                                DECEMBER 31, 1994


                                   Number of       Historical        Current
                                    Units/          Cost of           Value
Description                         Shares           Asset           of Asset
___________                       __________       __________        ________


PacifiCorp (Party in interest)
  common stock                     5,212,391       $ 94,003,649    $ 94,474,585
                                                   ____________    ____________

Other:
  Columbia Trust Company Common
  Stock Investment Fund              735,132          3,366,823       6,309,953

  Provident Life Insurance Company
  Guaranteed Investment Contract   1,554,068          1,554,068       1,554,067

  Allstate Life Insurance Company
  Guaranteed Investment Contract   1,788,558          1,788,558       1,788,558

  Metropolitan Insurance Company
  Guaranteed Investment Contract   1,542,572          1,542,572       1,542,572

  U. S. Trust Company
  Guaranteed Investment
  Contract                           583,273             583,273        583,273

  Columbia Trust Company
  Balanced Investment Fund            85,106            506,669         550,031

  Loans to participants and
  related interest, fixed
  interest rates at prime plus
  1% ranging from 7.0% to 12.5%
  with maturity dates up to 20
  years, collateralized by
  participants' account balances   5,000,476          5,000,476       5,000,476
                                                   ____________    ____________

         Total Other                                 14,342,439      17,328,930
                                                   ____________    ____________

              TOTAL                                $108,346,088    $111,803,515
                                                   ____________    ____________
                                                   ____________    ____________

                          UTAH POWER & LIGHT COMPANY
                   EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                 OF PACIFICORP

                             SUPPLEMENTAL SCHEDULE
                ITEM 30D - SCHEDULE OF REPORTABLE TRANSACTIONS
                     FOR THE YEAR ENDED DECEMBER 31, 1994

SERIES REPORTABLE TRANSACTIONS
______________________________

                                                               Expenses              Current
                     Number   Number                           Incurred              Value of
                       of       of                             with                  Asset on       Gain
  Asset              Trans-   Units/   Purchase      Selling   Trans-     Cost of    Sales or        or
Description         actions   Shares    Price         Price    actions     Asset   Transfer Date   (Loss)
___________         _______   ______   ________      _______   _______    ______   _____________   ______

PacifiCorp (Party in
  interest) common stock:

  Purchases            86    893,871   $15,686,885      N/A      N/A        N/A        N/A          N/A
  Distributions to
    participants       28    160,993        N/A     $2,840,310   N/A     $2,840,310   $2,840,310    NONE


SINGLE REPORTABLE TRANSACTION
_____________________________

None

                                   SIGNATURE


The Plan.  Pursuant to the requirements of the Securities Exchange Act of
________
1934, the Employee Savings and Stock Purchase Plan Committee, which administers the Plan, has duly caused this annual report to be signed on its behalf by the undersigned hereunto duly authorized.


(REGISTRANT)                             UTAH POWER & LIGHT COMPANY
                                     EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                                                 OF PACIFICORP







BY (SIGNATURE)        /s/ H. Arnold Wagner

(NAME AND TITLE)      H. ARNOLD WAGNER
                      Plan Committee Member


DATE                                            April 14, 1995